Exhibit 23.3

John T. Boyd Company
Mining and Geological Consultants

Chairman	February 11, 2022
James W. Boyd	File: 2755.080

President and CEO
John T. Boyd II	Subject:	CONSENT OF THIRD-PARTY
QUALIFIED PERSON
Managing Director and COO Ronald L. Lewis
Ladies and Gentlemen:
Vice Presidents
Robert J. Farmer Matthew E. Robb John L. Weiss Michael F. Wick William P. Wolf	The John T. Boyd Company (“BOYD”) in connection with the filing of this Registration Statement on Form S-3 (and any amendments, supplements and/or exhibits thereto, the “Registration Statement”) of CONSOL Energy Inc., hereby consent to:

Managing Director - Australia

•   the incorporation by reference and use of the technical report summary titled “Technical Report Summary, Coal Resources and Coal Reserves, Pennsylvania Mining Complex, Pennsylvania and West Virginia” (the “PAMC Technical Report”), with an effective date of December 31, 2021, as an exhibit to and referenced in CONSOL Energy Inc.’s Annual Report on Form 10-K (the “Form 10-K”);

•   the incorporation by reference and use of the technical report summary titled “Technical Report Summary, Coal Resources and Coal Reserves, Itmann No. 5 Mine, Wyoming County, West Virginia” (the “Itmann Technical Report”), with an effective date of December 31, 2021, as an exhibit to and referenced in the Form 10-K;

•   the incorporation by reference and use of the technical report summary titled “Technical Report Summary, Coal Resources, Mason Dixon and River Mine Properties, Greene County, Pennsylvania, Marshall, Monongalia, and Wetzel Counties, West Virginia” (the “Mason Dixon Technical Report” and together with the PAMC Technical Report and Itmann Technical Report, the “Technical Reports”), with an effective date of December 31, 2021, as an exhibit to and referenced in the Form 10-K;

•   the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Form 10-K and any such Technical Report; and

George Cumplido
Managing Director - China
Jisheng (Jason) Han
Managing Director – South America
Carlos F. Barrera
Managing Director – Metals
Gregory B. Sparks

Pittsburgh
4000 Town Center Boulevard, Suite 300
Canonsburg, PA 15317
(724) 873-4400
(724) 873-4401 Fax
jtboydp@jtboyd.com

Denver
(303) 293-8988
jtboydd@jtboyd.com
Brisbane
61 7 3232-5000
jtboydau@jtboyd.com

Beijing
86 10 6500-5854
jtboydcn@jtboyd.com
Bogota +57-3115382113 jtboydcol@jtboyd.com
www.jtboyd.com

•

the information derived, summarized, quoted or referenced from any of the Technical Reports, or portions thereof, that was prepared by BOYD, that BOYD supervised the preparation of and/or that was reviewed and approved by BOYD, that is included or incorporated by reference in the Form 10-K.

BOYD is responsible for authoring, and this consent pertains to, the Technical Reports. BOYD certifies that it has read the Form 10-K and that it fairly and accurately represents the information in the sections of the Technical Reports for which BOYD is responsible.

BOYD also consents to the incorporation by reference in CONSOL Energy Inc.’s Registration Statement of the above items as included in the Form 10-K.

Respectfully submitted,

JOHN T. BOYD COMPANY
By:

John T. Boyd II
President and CEO

JOHN T. BOYD COMPANY

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